REGISTRATION/LISTING OF SECURITIES ON A NATIONAL SECURITIES EXCHANGE

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NTR ACQUISITION CO.

(Exact name of registrant as specified in its charter)

Delaware	20-3893077
(State of incorporation or organization)	(I.R.S. employer identification no.)

100 Mill Plain Road, Ste 320 Danbury, CT	06811
(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-135394

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock, par value $0.001 per share	American Stock Exchange

Warrants, exercisable for Common Stock at an exercise price of $7.50 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants of NTR Acquisition Co. (the “Company”). The description of the units, common stock and warrants appearing under the caption, “Description of Securities,” in the Prospectus included in Amendment No. 4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-135394), filed with the Securities and Exchange Commission on January 11, 2007, as amended from time to time (the “Registration Statement”) is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit Number	Description
3.1	Form of Second Amended and Restated Certificate of Incorporation*

3.2	Amended and Restated By-laws**

4.1	Specimen Unit Certificate*

4.2	Specimen Common Stock Certificate**

4.3	Form of Second Amended and Restated Warrant Agreement between the Registrant and American Stock Transfer & Trust Company*

4.4	Form of Founders’ Warrant Certificate*

4.7	Form of Warrant Certificate for Public Warrants*

*	Incorporated by reference to the corresponding exhibit of the same number filed with Amendment No. 5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-135394).
**	Incorporated by reference to the corresponding exhibit of the same number filed with Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-135394)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NTR ACQUISITION CO.

Dated: January 26, 2007	By:	/s/ MARIO E. RODRIGUEZ
Mario E. Rodriguez
Chief Executive Officer